Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Compensation Plan of SFX Entertainment, Inc. of our report dated March 31, 2014, with respect to the consolidated financial statements and schedule of SFX Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

New York, New York

June 9, 2014